Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221644 on Form S-8 of Metropolitan Bank Holding Corp. and Subsidiary of our report dated March 28, 2018, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Livingston, New Jersey
March 28, 2018